SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2006

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 749-7600

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

 On February 6, 2006, The Talbots, Inc. (the “Company”) announced that it signed a definitive merger agreement whereby the Company will acquire all outstanding shares of The J. Jill Group, Inc. (“J. Jill”) for $24.05 per share, in cash, for a total equity consideration of approximately $517 million, net of option proceeds.

The merger is contingent upon customary conditions, including the approval of holders of a majority of J. Jill’s outstanding common stock and the expiration of antitrust waiting periods. The merger is expected to close in the second quarter of 2006.

Forward-Looking Statements

The statements, analyses and other information contained herein relating to the proposed acquisition and anticipated results, synergies, benefits, savings and future financial and operating performance and financial condition, with respect to each of the Company, J. Jill and the combined operations and businesses, and the contingencies and uncertainties to which the Company and J. Jill may be subject, as well as other statements and information including words such as “expect,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” and other similar expressions or variations of such words or expressions, are “forward-looking statements” under The Private Securities Litigation Reform Act of 1995. Such statements are made based on management’s current expectations, assumptions, estimates and projections and involve significant risks and uncertainty. Actual results may differ materially. All of such forward-looking statements are as of the date of this release only. Management can give no assurance that such forward-looking information will prove to be correct and does not undertake to, and disclaims any obligation to, update or revise any such forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any such projected or expected results or conditions will not be realized.

The Company’s forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the risk that the acquisition will not be consummated, the risk that the business will not be successfully integrated, the risk that the cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk that the acquisition will disrupt the Company’s or J. Jill’s core businesses, the effect of regulatory conditions, if any, imposed by regulatory agencies, transaction costs, the reaction of the Company’s and J. Jill’s customers and suppliers to the transaction, diversion of management time on merger-related issues, any different or increased negative trends in regular-price or markdown selling, effectiveness and profitability of new concepts, acceptance of the Company’s and J. Jill’s fashions, ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, ability to sell merchandise at regular prices as well as ability to successfully execute major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending and consumer confidence, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in each company’s periodic reports filed with the Securities and Exchange Commission and available on each company’s website under investor relations matters and you are urged to carefully consider all such factors.

Non-GAAP Information

The references to pro forma retail and direct sales are used in the Company’s public communications because it may be helpful to investors to understand what the combined revenues of the Company and J. Jill could look like on a pro forma basis. Pro forma retail and direct sales should not be considered as a measure of or substitute for financial performance under accounting principles generally accepted in the United States. In fiscal 2005, Talbots had retail and direct sales of $1.54 billion and $254 million, respectively.

Item 9.01 Financial Statements and Exhibits.

c.	Exhibits.

99.1 Press release of The Talbots, Inc., dated February 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: February 6, 2006	By:	/s/ Richard T. O'Connell
	Name:	Richard T. O'Connell
	Title:	Senior Vice President, Legal and Real Estate

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of The Talbots, Inc., dated February 6, 2006